FOR IMMEDIATE RELEASE

For Additional Information

Contact:	John S. Sokol President (614) 220-5200

BANCINSURANCE CORPORATION ANNOUNCES SEC FILINGS

COLUMBUS, Ohio (January 25, 2006) Bancinsurance Corporation, a specialty insurance holding company, today announced it has filed amended Quarterly Reports on Form 10-Q/A for the periods ended June 30, 2004 and September 30, 2004, its Annual Report on Form 10-K for the year ended December 31, 2004, and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2005, June 30, 2005 and September 30, 2005, with the U.S. Securities and Exchange Commission (“SEC”).

John Sokol, President, stated, “We are pleased that the Company is now current in its periodic filing requirements with the SEC. This marks the end of a challenging period following the February 2005 decision by Ernst & Young LLP to withdraw their audit reports for the years 2001 through 2003. Since that time we have engaged a new independent registered public accounting firm and appointed a new independent actuarial consulting firm, while also working diligently to satisfy all issues related to this matter. We continue to work toward a full resolution, which currently includes the previously disclosed SEC private investigation as well as the arbitration proceedings associated with the Company’s discontinued bond program.”

Bancinsurance Corporation

Bancinsurance Corporation, headquartered in Columbus, Ohio, is principally engaged through its property/casualty insurance subsidiary, Ohio Indemnity Company, in underwriting specialty insurance. Lender/dealer insurance products include our ULTIMATE LOSS INSURANCE®, creditor placed insurance and guaranteed auto protection insurance products. These products protect banks and other lenders against risk arising from theft or damage to certain loan collateral where the borrower has failed to secure or maintain adequate insurance coverage. Unemployment compensation products are utilized by qualified entities that elect not to pay the unemployment compensation taxes and instead reimburse state unemployment agencies for benefits paid by the agencies to the entities’ former employees. Other products include our waste surety bond business and run off of the discontinued bond program.

Certain statements made in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey our current expectations or forecast future events. All statements contained in this press release, other than statements of historical fact, are forward-looking statements. Forward-looking statements include statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations. The words “may,” “continue,” “estimate,” “intend,” “plan,” “will,” “believe,” “project,” “expect,” “anticipate” and similar expressions generally identify forward-looking statements but the absence of these words does not necessarily mean that a statement is not forward-looking. The forward-looking statements are not guarantees of future performance and involve risks and uncertainties that may cause actual results to differ materially from those statements. Factors that might cause actual results to differ from those statements include, without limitation, changes in underwriting results affected by adverse economic conditions, fluctuations in the investment markets, changes in the retail marketplace, changes in the laws or regulations affecting the operations of the Company, changes in the business tactics or strategies of the Company, the financial condition of the Company’s business partners, changes in market forces, litigation, developments in the discontinued bond program and related arbitrations, the ongoing SEC private investigation, the concentrations of ownership of the Company’s common shares by members of the Sokol family, and the other risk factors identified in the Company’s filings with the SEC, any one of which might materially affect the operations of the Company. Any forward-looking statements speak only as of the date made. We undertake no obligation to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.